Exhibit 99.1

News Release 2011-15 Contact Dianne VanBeber dianne.vanbeber@intelsat.com +1 202 944 7406

Intelsat Announces Successful Receipt of

Requisite Consents Relating to Certain Intelsat

Notes and Extension of Consent Time for All

Consent Solicitations

Luxembourg, April 1, 2011

Intelsat S.A. today announced that its subsidiaries, Intelsat Jackson Holdings S.A. (“Intelsat Jackson”), Intelsat Intermediate Holding Company S.A. (“Intermediate Holdco”) and Intelsat Subsidiary Holding Company S.A. (“Intelsat Sub Holdco”), have each received the requisite consents to amended certain terms of the applicable indentures governing certain of its notes in connection with previously announced Tender Offers and Consent Solicitations (each as defined below). The amendments amend each of the indentures, among other things, to eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions contained in the applicable indentures.

In addition, each of Intelsat Jackson, Intermediate Holdco and Intelsat Sub Holdco has extended the consent time for its previously announced Tender Offers and Consent Solicitations from 5:00 p.m., New York City time, on Friday, April 1, 2011 to 5:00 p.m., New York City time, on Monday, April 4, 2011 (the “Consent Time”).

As previously announced, on March 21, 2011:

•	Intelsat Jackson commenced tender offers (the “Intelsat Jackson Tender Offers”) to purchase for cash any and all of its outstanding $55.0 million aggregate principal amount of 9 1/4% Senior Notes due 2016 (CUSIP No. 45820EAU6) (the “9 1/4% Intelsat Jackson Notes”) and any and all of its outstanding $284.6 million aggregate principal amount of 11 1/2% Senior Notes due 2016 (CUSIP No. 458207AC1) (the “11 1/2% Intelsat Jackson Notes”, and together with the 9 1/4% Intelsat Jackson Notes, the “Intelsat Jackson Notes”):

•	Intermediate Holdco commenced a tender offer (“Intermediate Holdco Tender Offer”) to purchase for cash any and all of its outstanding $481.0 million aggregate principal amount at maturity of 9 1/2% Senior Discount Notes due 2015 (CUSIP No. 458206AC3) (the “Intermediate Holdco Notes”); and

•	Intelsat Sub Holdco commenced tender offers (the “Intelsat Sub Holdco Tender Offers”) to purchase for cash any and all of its outstanding $625.3 million aggregate principal amount of 8 1/2% Senior Notes due 2013 (CUSIP No. 45822EAH3) (the “8 1/2% Intelsat Sub Holdco Notes”), any and all of its principal amount of 8 % Senior Notes due 2015 (CUSIP No. 45822EAJ9) (the “8% Intelsat Sub Holdco Notes”) its outstanding $400.0 million aggregate principal amount of 8 % Senior Notes due 2015, Series B (CUSIP Nos. 45822EAK6 and G4894TAA8) (the % Intelsat”8 Sub Holdco Notes, Series together with the 8 1/2% Intelsat Sub Holdco Notes and the 8% Intelsat Sub Holdco Notes, the “Intelsat

Intelsat S.A. 4 rue Albert Borschette, L-1246 Luxembourg www.intelsat.com T +352 2784-1600 F +352 2784-1690 R.C.S Luxembourg B 149970, VAT number LU 23667625

The foregoing tender offers are collectively referred to herein as the “Tender Offers” and the Intelsat Jackson Notes, the Intermediate Holdco Notes and the Intelsat Sub Holdco Notes are collectively referred to herein as the “Notes.”

As of the date hereof, Intelsat Jackson, Intermediate Holdco and Intelsat Sub Holdco have collectively received tenders of approximately $1.8 billion aggregate principal amount of the Notes, or approximately 72% of the aggregate principal amount of the outstanding Notes, in connection with the Tender Offers.

In connection with each Tender Offer, Intelsat Jackson, Intermediate Holdco and Intelsat Sub Holdco, as applicable, are also soliciting the consent of the holders of the applicable Notes to certain proposed amendments to the indenture governing such Notes, among other things, to eliminate substantially all of the restrictive covenants, certain events of default and certain other provisions contained in the applicable indentures (collectively, the “Consent Solicitations”).

Holders of the Notes who validly tender their Notes at or prior to the Consent Time will be eligible to receive the tender offer consideration applicable to such Notes plus the consent fee of $30 per $1,000 principal amount of Notes, in addition to accrued and unpaid interest on such Notes up to, but not including, the settlement date.

The withdrawal deadline relating to each of the Tender Offers occurred at 5:00 p.m., New York City time, on Friday, April 1, 2011. Notes previously tendered and Notes that are tendered after the withdrawal deadline may not be withdrawn, except as required by law. Each of the Tender Offers is scheduled to expire at 11:59 p.m., New York City time, on Friday, April 15, 2011 (the “Expiration Time”), unless extended or earlier terminated.

Each of Intelsat Jackson, Intermediate Holdco and Intelsat Sub Holdco has been advised by Global Bondholder Services Corporation, as the Depositary for the Tender Offers and Consent Solicitations, that, as of the date hereof, each of the Consent Solicitations was successful in that consents were delivered and not revoked in respect of at least a majority in aggregate principal amount of each series of the Notes. As a result, each of Intelsat Jackson, Intermediate Holdco and Intelsat Sub Holdco has entered into a supplemental indenture with Wells Fargo Bank, National Association, as trustee, to implement the amendments in respect of each applicable indenture.

Upon the terms and conditions described in each Offer to Purchase and Consent Solicitation Statement, payment for Notes accepted for purchase will be made (1) with respect to Notes validly tendered and not validly withdrawn at or prior to the Consent Time, promptly after such acceptance for purchase (which is currently expected to be on or around Tuesday, April 5, 2011) and (2) with respect to Notes validly tendered after the Consent Time but at or before the Expiration Time, promptly after the Expiration Time (which is currently expected to be Monday, April 18, 2011 for each Tender Offer, unless the applicable Tender Offer is extended).

Intelsat S.A. 23, avenue Monterey, L-2086 Luxembourg www.intelsat.com T +352 24-87-9920 F +352 24-87-9930 R.C.S Luxembourg B 149970

Additional Information

Each of Intelsat Jackson, Intermediate Holdco and Intelsat Sub Holdco have retained Barclays Capital Inc. to act as the lead dealer manager and lead solicitation agent for each of the Tender Offers and the Consent Solicitations. Global Bondholder Services Corporation is acting as the Depositary and the Information Agent for each of the Tender Offers and the Consent Solicitations. Questions regarding the Tender Offers and the Consent Solicitations should be directed to Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect). Requests for documentation should be directed to Global Bondholder Services Corporation at (866) 470-4500 (toll-free) or (212) 430-3774 (collect).

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase with respect to any Notes. Each Tender Offer and Consent Solicitation is being made solely pursuant to the related Offer to Purchase and Consent Solicitation Statement and related documents. The Tender Offers and the Consent Solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offers and the Consent Solicitations to be made by a licensed broker or dealer, the Tender Offers and the Consent Solicitations will be deemed to be made on behalf of Intelsat Jackson, Intermediate Holdco or Intelsat Sub Holdco, as applicable, by the dealer manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Intelsat

Intelsat is the leading provider of fixed satellite services worldwide. For over 45 years, Intelsat has been delivering information and entertainment for many of the world’s leading media and network companies, multinational corporations, Internet Service Providers and governmental agencies. Intelsat’s satellite, teleport and fiber infrastructure is unmatched in the industry, setting the standard for transmissions of video, data and voice services. From the globalization of content and the proliferation of HD, to the expansion of cellular networks and broadband access, with Intelsat, advanced communications anywhere in the world are closer, by far.

Intelsat Safe Harbor Statement: Some of the statements in this news release constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this release reflect Intelsat’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, including known and unknown risks. Detailed information about some of the known risks is included in Intelsat’s annual report on Form 10-K for the year ended 31 December 2010 and Intelsat’s other periodic reports filed with the U.S. Securities and Exchange Commission. Because actual results could differ materially from Intelsat’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this news release with caution. Intelsat does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Intelsat S.A. 23, avenue Monterey, L-2086 Luxembourg www.intelsat.com T +352 24-87-9920 F +352 24-87-9930 R.C.S Luxembourg B 149970